UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

VIEWSONIC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50730	95-4120606

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Brea Canyon Road
Walnut, California 91789
(Address of principal executive offices, including zip code)

(909) 444-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2007 Management Incentive Plan

On May 9, 2007, the Compensation Committee of the Board of Directors approved the 2007 Management Incentive Plan, or the Plan. The Compensation Committee established the Plan to align the interests of our management with those of our stockholders as well as to support the retention of key executives. Executive officers and other key members of senior management designated by our Chief Executive Officer are eligible to participate in the Plan, or the Participants. Each Participant shall be classified as a “Corporate Participant” or “Regional Participant” or “Business Unit Participant,” by the Compensation Committee or the Chief Executive Officer, as applicable.

The Plan is designed to award a cash payment, each an Incentive Cash Payment, for performance in 2007 to a Participant if we achieve certain corporate performance targets, or the Corporate Targets, and if the Participant achieves certain individual targets, or Individual Targets. Each Participant’s target Incentive Cash Payment under the Plan is calculated as a percentage of the Participant’s annual base salary for 2007.  Annual base salaries for 2007 are expected to be determined during the second quarter of 2007.  With respect to our executive officers, this percentage has been set by the Compensation Committee. With respect to all other Plan Participants, this percentage will be set by the Chief Executive Officer.

The Compensation Committee established the following percentages for our chief executive officer, chief financial officer and three most highly compensated executive officers during 2006 who were paid or earned at least $100,000:

Executive Officer	Title	Total Percentage of 2007 Base Salary

James Chu (1)	Chairman of the Board and Chief Executive Officer	100%

James A. Morlan (1)	Chief Financial Officer	60%

Matthew W. Milne (2)	President, ViewSonic Americas	80%

Heng-Chun Ho (3)	President, Global Products and Solutions	70%

Jan Jensen (2)	President, ViewSonic Europe	60%

(1)	Corporate Participant
(2)	Regional Participant
(3)	Business Unit Participant

Initial Threshold Achievement

The following minimum thresholds must be achieved in order for a Participant to be eligible to receive an Incentive Cash Payment for the respective period under the Plan:

•	For Corporate Participants, a minimum of 50% of the consolidated net income target and 80% of the consolidated net sales target, or the Consolidated Thresholds;

•
For Regional Participants or Business Unit Participants, a minimum of 50% of the regional or business unit operating profit target and 80% of the regional or business unit net sales target, the Regional Thresholds or Business Unit Thresholds.

In the event that a threshold is not met for the respective period, the Participant shall not be entitled to an Incentive Cash Payment for the respective period under the Plan.

In the event that the Consolidated Thresholds are not achieved, but the Regional Thresholds or Business Unit Thresholds are achieved or exceeded for the respective period, the Chief Executive Officer may elect to pay the Regional Participants or Business Unit Participants a reduced Incentive Cash Payment for the respective period of 50% of their achieved target amount.

Incentive Plan Components

The Corporate Targets for Corporate Participants shall be: consolidated net sales and consolidated net income. The Corporate Targets for Regional Participants and Business Unit Participants shall be: consolidated net sales, consolidated net income, and regional or business unit net sales and regional or business unit operating profit. Each of the Corporate Targets shall be determined in accordance with U.S. generally accepted accounting principles.

If the thresholds are achieved for Participants, Participants shall be entitled to receive Incentive Cash Payments under the Plan based upon the following weightings:

	Corporate Participants	Regional or Business Unit Participants
Consolidated net sales	35%	10%
Consolidated net income	35%	10%
Regional or business unit net sales	0%	25%
Regional or business unit operating profit	0%	25%
Individual Targets	30%	30%
Total	100%	100%

The net sales component of the consolidated, regional or business unit Corporate Targets shall be weighted as follows:

% of Net Sales Target Achieved	Weight	Example (Corporate Participant)
Zero up to 79%	Zero	0 x 35% = 0
80% up to 100%	1% for each 1% of net sales achieved	90% x 35% = 31.5%
101% and beyond	2% for each 1% of net sales achieved, up to 200%	110% x 35% =38.5%

The net income or operating profit component of the consolidated, regional or business unit Corporate Targets shall be weighted as follows:

% of Consolidated Net Income Target or Regional / Business Unit Operating Profit Achieved	Weight	Example (Regional Participant)
Zero up to 49%	Zero	0 x 10% = 0
50% up to 100%	1% for each 1% of consolidated net income or operating profit, as applicable, achieved	60% x 10% = 6%
101% and beyond	2% for each 1% of consolidated net income or operating profit, as applicable, achieved, up to 200%	120% x 10% = 12%

Incentive Cash Payments:

With respect to the Corporate and Individual Targets, each Participant’s Incentive Cash Payment is calculated for the applicable period as follows:

Portion of target Incentive Cash Payment attributable to the Corporate Targets = [Target Incentive Cash Payment x 70%] x consolidated or regional/business unit actual results (0 to 140%).

Portion of target Incentive Cash Payment attributable to Individual Targets = [Target Incentive Cash Payment x 30%] x individual achievement score (0 to 60%).

Payment Schedule

Incentive Cash Payments under the Plan shall occur approximately 45 to 90 days after the completion of a quarterly or semi-annual period. With respect to the our executive officers, Incentive Cash Payments shall be calculated and paid on a semi-annual basis. With respect to all other Participants, Incentive Cash Payments shall be calculated and paid on a quarterly basis. If a Participant is hired after January 1, 2007, a Participant’s Incentive Cash Payment will be prorated for the numbers of full months served during 2007. Participants must remain actively employed on the date of the payment of the Incentive Cash Payment for the applicable period in order to be eligible to receive an Incentive Cash Payment under the Plan.

The Plan is attached to this Current Report on Form 8-K as Exhibit 10.24 The description of the Plan contained herein is a summary of the material terms of the Plan, does not purport to be complete, and is qualified in its entirety by reference to the attached exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.24	ViewSonic 2007 Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWSONIC CORPORATION

Dated: May 14, 2007	By:	/s/ Robert J. Ranucci
Robert J. Ranucci
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.24	ViewSonic 2007 Management Incentive Plan.